Exhibit 99.2

Second Quarter 2006

Supplemental Operating and Financial Data

Affordable Residential Communities
7887 East Belleview Avenue, Suite 200
Englewood, CO 80111
Phone: (866) 847-8931
Fax: (303) 294-0121
www.aboutarc.com

Table of Contents

Portfolio Map	1

Press Release Text	2

Financial Data:
Financial Highlights	6
Balance Sheets	7
Statements of Operations	8
Cash Flows	9
Segment Income / Real Estate Net Segment Income Reconciliation	10

Real Estate Segment	11
Occupancy	12
Operating Results by Occupancy Level	13
Top 20 Markets	14
Asset Highlights	15
Debt Analysis	16
Investor Inquiries	17

Portfolio Map

Press Release Text

AFFORDABLE RESIDENTIAL COMMUNITIES ANNOUNCES
SECOND QUARTER 2006 RESULTS

DENVER, CO — (BUSINESS WIRE) — Wednesday, August 2, 2006 — Affordable Residential Communities Inc. (NYSE:ARC) today announced results for the second quarter ended June 30, 2006.

Second Quarter Operating Results

Consolidated gross revenue for the second quarter of 2006 was $61.6 million in the first quarter of 2006 compared to $60.4 million in the first quarter of 2006 and $68.5 million in the second quarter of 2005. Net income to common shareholders for the second quarter of 2006 was $0.2 million, or $0.01 per share, compared to a net loss of ($3.9) million, or ($0.10) per share, in the first quarter of 2006 and a net loss of ($18.2) million, or ($0.45) per share, in the second quarter of 2005. Net income in the second and first quarters of 2006 includes gains on sales of discontinued operations of $15.6 million, or $0.38 per share, and $10.3 million, or $0.25 per share, respectively.

Net loss from continuing operations in the second quarter of 2006 was $12.8 million as compared to $12.5 million in the first quarter of 2006 and $15.9 million in the second quarter of 2005, reflecting increases in community net segment income, retail net segment losses and, with respect to the second quarter of 2005, increased interest expense and reduced general and administrative and property management expenses.

Net segment income was $34.8 million in the second quarter of 2006 as compared to $34.5 million in the first quarter of 2006 and $28.0 million in the second quarter of 2005, reflecting increased community net segment income partially offset by increased retail net segment losses with respect to the first quarter of 2006. Community net segment income increased to $36.9 million the second quarter of 2006 as compared to $35.7 million in the first quarter of 2006 and $29.5 million in the second quarter of 2005 as a result of an increase in average homeowner rental rates. In addition, as compared to the first quarter of 2006, community net segment income in the second quarter of 2006 reflects slightly reduced operating expenses primarily resulting from reduced repairs and maintenance expense. With respect to the second quarter of 2005, operating expenses reflect lower salaries and benefits and repairs and maintenance costs partially offset by higher real estate taxes and utilities expenses.

Retail net segment loss was $1.7 million in the second quarter of 2006, as compared to $0.8 million in the first quarter of 2006 and $0.9 million in the second quarter of 2005. Second quarter 2006 results reflect increased operating expenses and approximately equal gross margins and volume of homes sold with respect to the first quarter of 2006 and lower volume of homes sold, higher margins and lower retail expenses with respect to the second quarter of 2005. The increased operating expenses as compared to the first quarter of 2006 resulted primarily from increased commissions paid on leasing activity and increased advertising expenses.

Net occupancy decreased by 85 residents during the second quarter of 2006 to overall occupancy of 83.5% compared with a net occupancy decrease of 6 residents in the first quarter of 2006 to 83.7% and a net occupancy increase of 785 residents to 84.3% in the second quarter of 2005. As compared to the first quarter of 2006, the Company had approximately equal homeowner and home renter activity. As compared to the second quarter of 2005, the Company had lower homeowner and home renter moveouts, higher homeowner move-ins and lower home sales and lease with option to purchase transactions.

General and administrative and property management expenses were $5.0 million and $1.6 million, respectively, in the second quarter of 2006 as compared to $4.4 million and $1.6 million in the first quarter of 2006, respectively, and $6.4 million and $2.4 million in the second quarter of 2005, respectively. As compared to the first quarter of 2006, such expenses reflect costs incurred in the second quarter of 2006 for completion of the Company’s internal control evaluation as required by the Sarbanes-Oxley Act. As compared to the second quarter of 2005, such expenses reflect lower employee costs for salary and benefits and travel and lower costs related to compliance with Company’s internal control evaluation as required by the Sarbanes-Oxley Act.

Interest expense was $20.0 million in the second quarter of 2006, as compared to $19.6 million in the first quarter of 2006 and $17.0 million in the second quarter of 2005. As compared to the first quarter of 2006, interest expense reflects increases in rates on the Company’s variable rate debt partially offset by the repayment of variable rate debt from net proceeds of the community sales, as discussed below. As compared to the second quarter of 2005, interest expense reflects higher average balances and average interest rates for borrowings to support the Company’s investment in home purchases and capital spending in 2005 partially offset by debt repaid from the net proceeds of community sales in the first and second quarters of 2006.

Depreciation and amortization expense was $21.8 million in the second quarter of 2006, as compared to $21.6 million in the first quarter of 2006 and $18.8 million in the second quarter of 2005. As compared to the first quarter of 2006, depreciation and amortization expense reflects approximately $5 million of capital spending and home purchases incurred since the first quarter of 2006. As compared to the second quarter of 2005, depreciation and amortization expense reflects approximately $84 million of capital spending and home purchases incurred since the second quarter of 2005.

First Half Operating Results

Consolidated gross revenue for the six months ended June 30, 2006, was $122.0 million as compared to $127.4 million in the six months ended June 30, 2005. Real estate revenue was $115.5 million in the six months ended June 30, 2006 as compared to $103.0 million in the six months ended June 30, 2005. Retail home sales revenue for the six months ended June 30, 2006, was $5.7 million as compared to $23.9 million in the six months ended June 30, 2005.

Net loss to common shareholders for the six months ended June 30, 2006 was ($3.7) million, or ($0.09) per share, compared to a net loss of ($34.1) million, or ($0.83) per share, in the six months ended June 30, 2005. Net income in the six months ended June 30, 2006, includes gains on sales of discontinued operations of $25.9 million, or $0.63 per share, associated with the closing of community sales contracts as discussed below.

Community Sales Results

During the second quarter of 2006, the Company discontinued, and entered into contracts to sell, two communities in addition to the previously announced contracts to sell 38 communities. Through July 31, 2006, the Company has closed sales for 38 of these 40 communities, resulting in $82.5 million of cash proceeds net of related debt, defeasance and other closing costs of $65.4 million. The Company expects to close the sale of one additional community during 2006 and another in 2007. However, there can be no assurance that the Company will realize net cash proceeds from the sales of these communities or that sales under contract will ultimately close.

For the second quarter of 2006, the Company recorded gains totaling $15.6 million on the closing of the above-mentioned community sales, bringing year-to-date gains on sales to $25.9 million. The Company records such gains on sales only when the sales close. In 2005, subsequent to the second quarter, the Company recorded charges of $10.2 million for the discontinued communities in which the Company expected to incur a loss. There can be no assurances that the remaining two community sales transactions will close, or that, if they do close, any gains will be recognized with respect to any such transactions.

Balance Sheet and Liquidity

At June 30, 2006, the Company had $32.2 million in cash and cash equivalents and approximately $72.2 million of additional borrowing capacity available under its lease receivables line of credit. On July 11, 2006, as previously announced, the Company entered into a $230 million mortgage debt facility in which it repaid approximately $175 million of its senior variable rate mortgage and its revolving credit mortgage facility and, with the additional $55 million, paid debt issuance expenses and partially repaid its lease receivables facility and its consumer finance facility. The Company also used the excess funds to complete a partial defeasance of one of its communities that is held for sale. As a result of the refinancing, the Company increased the proportion of our fixed rate debt to approximately 90% as compared to 75% at June 30, 2006.

At June 30, 2006, the Company had approximately $1.1 billion in outstanding debt related to continuing operations and approximately $20.1 million related to communities held for sale. The weighted average interest rate on the Company’s aggregate outstanding debt related to continuing operations was 7.12% at June 30, 2006. After giving effect to the refinancing, approximately 98% of the Company’s outstanding debt is due in 2008 or later.

Second Quarter 2006 Conference Call

The Company will host a conference call, today, Wednesday, August 2, 2006, at 5:00 P.M. Eastern time. The call will be webcast live over the Internet from the Company’s website at www.aboutarc.com under the section titled “Webcast”. Participants should follow the instructions provided on the website for the download and installation of audio applications necessary to join the webcast. The call also can be accessed live over the phone by dialing (800) 289-0572 or (913) 981-5543 for international callers.

A replay will be available at approximately 8:00 P.M. Eastern time after the call and can be accessed by dialing 1-888-203-1112 or 1-719-457-0820 for international callers; the password is 2694410. The replay will be available from August 2, 2006 through August 9, 2006, and also will be archived on ARC’s website.

About Affordable Residential Communities Inc.

Affordable Residential Communities Inc. (“ARC”), excluding discontinued operations, currently owns and operates approximately 57,350 homesites located in 276 communities in 24 states. ARC is focused on the acquisition, renovation, repositioning and operation of primarily all-age manufactured home communities with headquarters in Englewood, CO.

CONTACTS
Affordable Residential Communities Inc.
Larry Willard, Chief Executive Officer
(866) 847-8931
investor.relations@aboutarc.com
                or
Integrated Corporate Relations, Inc.
Brad Cohen, (203) 682-8211

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; the Company’s ability to maintain or increase rental rates and occupancy with respect to properties currently owned; the Company’s assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; the Company’s growth and expansion into new markets or successful integration of acquisitions; and the effect of interest rates. Additional factors that could cause the Company’s results to differ materially from those described in the forward-looking statements can be found in the Company’s 2005 Annual Report on Form 10-K (included under the heading “Forward-Looking Statements”), and in the Company’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and the Company assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

Financial Highlights

	Three Months Ended
($ in thousands, except per share data)	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Operating Data
Revenue
Real estate	$58,241	$57,295	$55,088	$53,931	$51,722	$51,257
Retail home sales	2,993	2,688	4,733	10,745	16,394	7,465
Finance and insurance	390	390	428	976	410	138
Total revenue	$61,624	$60,373	$60,249	$65,652	$68,526	$58,860

Avg. monthly rental income per occupied homesite	$362	$355	$342	$333	$327	$326
Avg. monthly homeowner rental income per homeowner occupied homesite	$311	$306	$290	$284	$285	$283
Avg. monthly home renter income per occupied rental home	$604	$605	$607	$595	$584	$627
Average occupied homesites	47,912	47,881	48,380	48,686	47,866	47,471

Net segment income
Real estate	$36,914	$35,700	$31,235	$29,455	$29,531	$28,993
Retail home sales	(1,749)	(809)	(3,206)	(4,735)	(850)	(2,862)
Finance and insurance	(318)	(358)	(394)	(832)	(716)	(290)
Total net segment income	$34,847	$34,533	$27,635	$23,888	$27,965	$25,841

Net income (loss)
Continuing operations	$(15,382)	$(15,112)	$(29,326)	$(120,365)	$(18,494)	$(15,913)
Discontinued operations	15,629	11,165	(4,465)	(6,564)	301	41
Net income (loss) to common stockholders	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Diluted earnings per share
Continuing operations	$(0.37)	$(0.37)	$(0.72)	$(2.94)	$(0.45)	$(0.39)
Discontinued operations	0.38	0.27	(0.11)	(0.16)	—	—
Net income (loss) to common stockholders	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions
Common stock and operating partnership units	$—	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Cash Flows
Operating	$11,516	$3,939	$6,734	$(688)	$(5,608)	$6,597
Investing	57,251	60,857	(16,871)	(56,289)	(46,458)	6,670
Financing	(67,884)	(61,410)	(8,015)	86,566	28,155	(5,726)
Increase (decrease) in cash	$883	$3,386	$(18,152)	$29,589	$(23,911)	$7,541

Share Detail
Weighted average number of shares outstanding
Common stock	41,292	41,179	40,957	40,886	40,877	40,876
Operating partnership units	1,512	1,616	1,832	2,038	2,398	2,403
Preferred partnership units (common stock equivalent shares)	1,641	1,680	1,851	1,890	1,883	1,987
Restricted stock	9	11	54	57	38	14
Total weighted average shares outstanding	44,454	44,486	44,694	44,871	45,196	45,280

	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Balance Sheet Data
Total assets	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285
Total debt	$1,063,784	$1,106,853	$1,146,930	$1,149,114	$1,033,722	$983,172

Market Value
Common equity	$444,045	$433,534	$390,458	$414,678	$546,759	$517,078
Preferred equity	114,250	109,550	97,000	104,250	128,250	125,500
OP units	16,158	15,929	17,449	18,623	30,190	30,334
Preferred partnership units	17,642	17,642	17,642	17,642	25,142	25,142
Total market value of equity including minority interest	$592,095	$576,655	$522,549	$555,193	$730,342	$698,055
Debt / total assets	66.5%	66.7%	66.4%	64.9%	57.3%	54.9%
Debt / total market capitalization	64.2%	65.7%	68.7%	67.4%	58.6%	58.5%

Other Data
Total properties	276	276	276	276	276	276
Total homesites	57,359	57,365	57,248	57,232	57,430	57,922
Occupied homesites	47,904	47,989	47,995	48,767	48,416	47,631
Occupancy percentage — total portfolio	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

Balance Sheets

($ in thousands)	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Assets
Rental property
Land	$194,532	$194,507	$194,557	$194,522	$194,522	$194,522
Land improvements and buildings	1,191,605	1,191,187	1,191,538	1,190,683	1,202,654	1,187,504
Manufactured homes and improvements	262,850	261,552	261,164	250,797	222,222	192,496
Furniture, equipment and vehicles	13,582	12,955	16,046	14,351	13,872	13,277
Rental property, gross	1,662,569	1,660,201	1,663,305	1,650,353	1,633,270	1,587,799
Accumulated depreciation
On improvements to land and buildings	(186,432)	(174,130)	(164,259)	(154,270)	(141,694)	(128,373)
On rental homes and improvements	(50,052)	(43,629)	(37,077)	(29,493)	(26,339)	(25,600)
On furniture, equipment and vehicles	(7,053)	(6,441)	(7,280)	(6,502)	(5,966)	(5,456)
Total accumulated depreciation	(243,537)	(224,200)	(208,616)	(190,265)	(173,999)	(159,429)
Rental property, net	1,419,032	1,436,001	1,454,689	1,460,088	1,459,271	1,428,370

Assets held for sale	28,814	77,331	130,733	133,684	140,112	144,087
Cash and cash equivalents	32,195	31,312	27,926	46,078	16,489	40,400
Restricted cash	6,648	6,702	7,022	3,419	3,712	7,330
Tenant and other receivables, net	4,449	3,368	3,945	6,408	8,659	4,397
Notes receivable, net	32,485	33,622	33,418	31,501	23,199	14,009
Inventory	96	13	50	125	307	4,696
Loan origination costs, net	14,982	15,417	16,178	16,931	13,747	13,071
Loan reserves	38,635	35,307	35,088	39,784	35,453	31,756
Goodwill	—	—	—	3,990	78,783	78,783
Lease intangibles and customer relationships, net	9,259	10,660	12,055	13,456	14,857	16,091
Prepaid expenses and other assets	13,944	9,110	7,377	14,008	10,198	8,295
Total assets	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Liabilities and Stockholders’ Equity
Notes payable	$1,063,784	$1,106,853	$1,146,930	$1,149,114	$1,033,722	$983,172
Liabilities related to assets held for sale	20,721	37,279	56,220	59,351	60,252	61,792
Accounts payable and accrued expenses	28,012	27,382	34,545	33,768	40,197	47,768
Tenant deposits and other liabilities	16,345	15,957	14,789	15,384	13,954	12,825
Total liabilities	1,128,862	1,187,471	1,252,484	1,257,617	1,148,125	1,105,557

Minority interest	29,195	29,293	31,902	33,512	51,440	54,918

Stockholders’ equity
Preferred stock	119,108	119,108	119,108	119,108	119,108	119,108
Common stock	413	413	410	410	410	409
Paid-in capital	793,868	793,712	791,201	791,232	790,983	790,390
Accumulated other comprehensive income	—	—	583	1,008	1,206	1,519
Retained deficit	(470,907)	(471,154)	(467,207)	(433,415)	(306,486)	(280,616)
Total stockholders’ equity	442,482	442,079	444,095	478,343	605,221	630,810
Total liabilities and stockholders’ equity	$1,600,539	$1,658,843	$1,728,481	$1,769,472	$1,804,786	$1,791,285

Statements of Operations

	Three Months Ended
($ in thousands; except per share data)	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05

Revenue
Communities	$58,241	$57,295	$55,088	$53,931	$51,722	$51,257
Retail home sales	2,993	2,688	4,733	10,745	16,394	7,465
Finance and insurance	390	390	428	976	410	138
Total revenue	61,624	60,373	60,249	65,652	68,526	58,860

Operating Expenses
Communities	16,299	16,455	19,467	20,538	18,121	18,297
Retail home sales	4,742	3,497	7,939	15,480	17,244	10,327
Finance and insurance	708	748	822	1,808	1,126	428
Real estate taxes	5,028	5,140	4,386	3,938	4,070	3,967
Property management	1,586	1,592	1,815	3,030	2,368	2,145
General and administrative	4,991	4,421	8,417	7,334	6,389	5,494
Total expenses	33,354	31,853	42,846	52,128	49,318	40,658

Early termination of debt	—	—	—	—	—	—
Depreciation and amortization	21,790	21,625	23,164	19,615	18,773	16,309
Loss on sale of airplane	—	541	—	—	—	—
Real estate and retail home asset impairment	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	—	18	204	446
Interest expense	20,016	19,589	20,251	19,576	17,044	15,698
Interest income	(448)	(423)	(883)	(743)	(269)	(372)
Income (loss) before minority interest	(13,088)	(12,812)	(27,783)	(122,893)	(16,544)	(13,879)
Minority interest	284	278	1,035	5,106	628	544
Income (loss) from continuing operations	(12,804)	(12,534)	(26,748)	(117,787)	(15,916)	(13,335)
Discontinued operations, net	15,629	11,165	(4,465)	(6,564)	301	41
Income (loss) before preferred stock dividend	2,825	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)
Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Income (loss) available to common stockholders	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Earnings per share
Basic	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)
Diluted	$0.01	$(0.10)	$(0.83)	$(3.10)	$(0.45)	$(0.39)

Distributions per share/unit
Common stock/operating partnership units	$—	$—	$—	$—	$0.1875	$0.3125
Preferred stock	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Weighted average shares outstanding
Basic	41,292	41,179	40,957	40,886	40,877	40,876
Diluted	44,454	44,486	44,694	44,871	45,196	45,280

Statement of Cash Flows

	Three Months Ended
	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Cash flow from operating activities
Net income (loss)	$2,825	$(1,369)	$(31,213)	$(124,351)	$(15,615)	$(13,294)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	21,790	21,625	23,164	19,615	18,773	16,309
Amortization of loan origination costs	1,611	1,434	1,960	1,875	1,728	1,693
Adjustments to fair value for interest rate caps	(124)	(312)	(2)	(7)	8	219
Stock grant compensation expense	49	49	(25)	81	312	14
Partnership preferred unit distributions declared	276	276	275	299	393	393
Minority interest in net loss	(706)	(408)	(1,509)	(5,701)	(1,021)	(937)
Real estate and retail home asset impairment	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	3,990	74,793	—	—
Depreciation and minority interest included in income from discontinued operations	686	469	(409)	1,216	1,710	2,066
(Gain) loss on sale of discontinued operations	(15,613)	(10,296)	—	—	(52)	730
Loss on sale of airplane	—	541	—	—	—	—
Impairment charges on assets held for sale	—	—	3,708	6,546	—	—
(Gain) loss on sale of manufactured homes	(428)	(364)	198	(622)	(1,718)	(86)
Changes in operating assets and liabilities, net of acquisitions	1,150	(7,706)	7,933	2,410	(10,126)	(510)
Net cash provided by (used in) operating activities	11,516	3,939	6,734	(688)	(5,608)	6,597

Cash flow from investing activities
Purchases of manufactured homes	(4,729)	(1,964)	(14,274)	(38,679)	(56,619)	(11,681)
Proceeds from community sales	62,627	60,804	—	—	11,343	37,378
Proceeds from manufactured home sales	2,867	2,561	2,599	3,037	5,774	7,240
Proceeds from sale of airplane	—	1,170	—	—	—	—
Community improvements and equipment purchases	(240)	(1,815)	(6,304)	(16,387)	(6,246)	(26,359)
Restricted cash	54	320	(3,603)	293	3,618	(9)
Loan reserves	(3,328)	(219)	4,711	(4,553)	(4,328)	101
Net cash provided by (used in) investing activities	57,251	60,857	(16,871)	(56,289)	(46,458)	6,670

Cash flow from financing activities
Proceeds from issuance of debt	7,500	23,035	17,688	156,652	91,825	63,658
Repayment of debt	(66,454)	(80,918)	(21,090)	(47,647)	(42,809)	(51,543)
Deposits on refinance	(4,900)	—	—	—	—	—
Payment of common and OP Unit dividends	—	—	—	(8,103)	(13,524)	(13,521)
Payment of preferred dividends	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Payment of partnership preferred distributions	(276)	(276)	(275)	(299)	(393)	(393)
Repurchase of OP Units	—	—	(1)	(4,572)	(1,836)	—
Repurchase of PPUs	—	—	—	(2,501)	—	—
Loan origination costs	(1,176)	(673)	(1,759)	(4,386)	(2,530)	(1,349)
Net cash provided by (used in) financing activities	(67,884)	(61,410)	(8,015)	86,566	28,155	(5,726)
Net increase (decrease) in cash and cash equivalents	883	3,386	(18,152)	29,589	(23,911)	7,541
Cash and cash equivalents, beginning of period	31,312	27,926	46,078	16,489	40,400	32,859
Cash and cash equivalents, end of period	$32,195	$31,312	$27,926	$46,078	$16,489	$40,400

Segment Income / Real Estate Net Segment Income Reconciliation

	Three Months Ended
($ in thousands)	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Revenue
Real estate	$58,241	$57,295	$55,088	$53,931	$51,722	$51,257
Retail homes sales	2,993	2,688	4,733	10,745	16,394	7,465
Finance and insurance	390	390	428	976	410	138
Segment revenue	61,624	60,373	60,249	65,652	68,526	58,860

Expenses
Property operations	16,299	16,455	19,467	20,538	18,121	18,297
Real estate taxes	5,028	5,140	4,386	3,938	4,070	3,967
Retail homes sales	4,742	3,497	7,939	15,480	17,244	10,327
Finance and insurance	708	748	822	1,808	1,126	428
Segment expenses	26,777	25,840	32,614	41,764	40,561	33,019

Net Segment Income
Real estate	36,914	35,700	31,235	29,455	29,531	28,993
Retail homes sales	(1,749)	(809)	(3,206)	(4,735)	(850)	(2,862)
Finance and insurance	(318)	(358)	(394)	(832)	(716)	(290)
Net segment income	34,847	34,533	27,635	23,888	27,965	25,841
Other expenses:
Property management	1,586	1,592	1,815	3,030	2,368	2,145
General and administrative	4,991	4,421	8,417	7,334	6,389	5,494
Depreciation and amortization	21,790	21,625	23,164	19,615	18,773	16,309
Loss on sale of airplane	—	541	—	—	—	—
Retail home sales asset impairment and other exp.	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	3,990	74,793	—	—
Net consumer finance interest expense	—	—	—	18	204	446
Interest expense	20,016	19,589	20,251	19,576	17,044	15,698
Total other expenses	48,383	47,768	56,301	147,524	44,778	40,092
Interest income	448	423	883	743	269	372
Loss before allocation to minority interest	(13,088)	(12,812)	(27,783)	(122,893)	(16,544)	(13,879)
Minority interest	284	278	1,035	5,106	628	544
Net loss from continuing operations	(12,804)	(12,534)	(26,748)	(117,787)	(15,916)	(13,335)
Income (loss) from discontinued operations	659	1,650	(4,665)	(6,859)	266	773
Gain (loss) on sale of discontinued operations	15,613	10,296	—	—	52	(730)
Income tax on discontinued operations	(74)	(371)	—	—	—	—
Minority interest in discontinued operations	(569)	(410)	200	295	(17)	(2)
Net income (loss)	2,825	(1,369)	(31,213)	(124,351)	(15,615)	(13,294)

Preferred stock dividend	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)	(2,578)
Net income (loss) avail. to common stockholders	$247	$(3,947)	$(33,791)	$(126,929)	$(18,193)	$(15,872)

Results include charges as scheduled below:
Loss on sale of airplane	$—	$541	$—	$—	$—	$—
Real estate and retail home asset impairment	—	—	(1,336)	23,158	—	—
Goodwill impairment	—	—	3,990	74,793	—	—
Impairment charges included in discontinued operations	—	—	3,708	6,546	—	—
Executive severance charges	—	—	1,870	1,000	—	—
Minority interest portion of above	—	(19)	(354)	(4,531)	—	—
	$—	$522	$7,878	$100,966	$—	$—

Real Estate Segment

	2006		2005
($in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr
For the full quarter noted:
Average total homesites	57,361	57,336	57,239	57,335	57,813	57,938
Average total rental homes	9,360	9,288	9,147	8,437	7,789	7,568
Average occupied homesites—homeowners	39,768	40,264	40,781	41,337	41,572	41,857
Average occupied homesites—home renters	8,144	7,617	7,599	7,349	6,294	5,614
Average occupied homesites—total	47,912	47,881	48,380	48,686	47,866	47,471
Average occupancy—rental homes	87.0%	82.0%	83.1%	87.1%	80.8%	74.2%
Average occupancy—total	83.5%	83.5%	84.5%	84.9%	82.8%	81.9%

For the full quarter noted:
Real estate revenue
Homeowner rental income	$37,082	$36,952	$35,489	$35,276	$35,570	$35,593
Home renter rental income	14,764	13,824	13,841	13,109	11,036	10,562
Other	201	217	259	244	309	272
Rental income	52,047	50,993	49,589	48,629	46,915	46,427
Utility and other income	6,194	6,302	5,499	5,302	4,807	4,830
Total real estate revenue	58,241	57,295	55,088	53,931	51,722	51,257
Real estate expenses
Property operations expenses	16,299	16,455	19,467	20,538	18,121	18,297
Real estate taxes	5,028	5,140	4,386	3,938	4,070	3,967
Total real estate expenses	21,327	21,595	23,853	24,476	22,191	22,264
Real estate net segment income	$36,914	$35,700	$31,235	$29,455	$29,531	$28,993

Average monthly rental income per total occupied homesite (a)	$362	$355	$342	$333	$327	$326
Average monthly homeowner rental income per homeowner occupied homesite (b)	$311	$306	$290	$284	$285	$283
Average monthly home renter income per occupied rental home (c)	$604	$605	$607	$595	$584	$627

(a)             Average monthly rental income per occupied homesite is defined as total rental income (including homeowner, home renter, and other) divided by average total occupied homesites divided by the number of months in the period.

(b)            Average monthly homeowner rental income per homeowner occupied homesite is defined as homeowner rental income divided by average homeowner occupied homesites divided by the number of months in the period.

(c)             Average monthly home renter income per occupied rental home is defined as total home renter rental income divided by average occupied rental homes divided by the number of months in the period.

Occupancy

	2006		2005
($ in thousands)	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr

At end of quarter:
Total communities owned	276	276	276	276	276	276
Total homesites	57,359	57,365	57,248	57,232	57,430	57,922
Occupied homesites	47,904	47,989	47,995	48,767	48,416	47,631

Total rental homes owned	9,440	9,308	9,273	8,893	8,046	7,640
Occupied rental homes	8,346	7,951	7,469	7,673	6,915	5,979

Homeowner activity :
Homeowner move ins	278	253	165	66	135	252
Homeowner move outs	(540)	(548)	(584)	(629)	(741)	(688)
Home sales	130	132	238	583	902	739
Repossession move outs & other	(348)	(325)	(387)	(427)	(447)	(602)
Net homeowner activity	(480)	(488)	(568)	(407)	(151)	(299)
Home renter activity :
Home renter move ins	945	927	344	416	1,026	838
Home renter lease to own move ins	401	389	433	1,764	1,189	793
Home renter move outs	(951)	(834)	(981)	(1,422)	(1,279)	(1,042)
Net home renter activity	395	482	(204)	758	936	589
Net activity	(85)	(6)	(772)	351	785	290
Acquisitions and other—homeowners	—	—	—	—	—	—
Acquisitions and other—home renters	—	—	—	—	—	—
Net activity, including acquisitions and other	(85)	(6)	(772)	351	785	290
Net homeowner activity	(480)	(488)	(568)	(407)	(151)	(299)
Occupied homeowner sites, beginning of period	40,038	40,526	41,094	41,501	41,652	41,951
Occupied homeowner sites, end of period	39,558	40,038	40,526	41,094	41,501	41,652
Net home renter activity	395	482	(204)	758	936	589
Occupied home renter sites, beginning of period	7,951	7,469	7,673	6,915	5,979	5,390
Occupied home renter sites, end of period	8,346	7,951	7,469	7,673	6,915	5,979
Total occupied homesites, end of period	47,904	47,989	47,995	48,767	48,416	47,631
Occupancy percentage	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

Operating Results by Occupancy Level (Last 5 Quarters)

			Q2 2006				Q1 2006				Q4 2005
Occupancy 06/30/06	Comm.	Home- sites	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %	Rev.	NSI **	Margin %	EoP Occ %
Total Real Estate Segment
# 90 - 100%	119	22,713	$27,058	$18,309	67.7%	95.5%	$26,785	$17,674	66.0%	95.2%	$25,384	$14,696	57.9%	95.0%
# 80 - 89.9%	67	15,056	15,994	9,984	62.4%	85.7%	15,759	9,919	62.9%	85.7%	15,031	8,323	55.4%	85.6%
# 70 - 79.9%	47	10,441	8,884	5,377	60.5%	75.3%	8,627	5,181	60.1%	75.8%	8,457	4,650	55.0%	75.8%
# < 70%	43	9,149	6,305	3,244	51.4%	59.5%	6,124	2,926	47.8%	60.6%	6,216	3,566	57.4%	62.3%
Total	276	57,359	$58,241	$36,914	63.4%	83.5%	$57,295	$35,700	62.3%	83.7%	$55,088	$31,235	56.7%	83.8%

			Q3 2005				Q2 2005				Trailing 12 Months
Occupancy 06/30/06	Comm.	Home- sites	Rev.	NSI **	Margin %	EoP Occ%	Rev.	NSI **	Margin %	EoP Occ%	Rev.	NSI **	Margin %	Avg. Occ%
Total Real Estate Segment
# 90 - 100%	119	22,713	$24,694	$15,297	61.9%	95.3%	$23,591	$15,089	64.0%	94.1%	$103,921	$65,976	63.5%	95.2%
# 80 - 89.9%	67	15,056	14,403	7,718	53.6%	86.8%	13,867	7,855	56.7%	85.3%	61,187	35,944	58.7%	86.0%
# 70 - 79.9%	47	10,441	8,595	4,239	49.3%	78.7%	8,159	4,101	50.3%	78.3%	34,563	19,447	56.3%	76.4%
# < 70%	43	9,149	6,239	2,201	35.3%	64.9%	6,105	2,486	40.7%	65.3%	24,884	11,937	48.0%	61.8%
Total	276	57,359	$53,931	$29,455	54.6%	85.2%	$51,722	$29,531	57.1%	84.3%	$224,555	$133,304	59.4%	84.1%

Comm.
9	Moved from 80-89% bucket to the 90%+ bucket
1	Moved from 70-79% bucket to the 80-89% bucket
1	Moved from <70% bucket to the 70-79% bucket
0	Moved up 2 or more buckets (Ex. 70-79% to 90%+)
247	Stayed in the same occupancy bucket
18	Went to lower occupancy bucket
276

Notes:

** NSI = Net Segment Income

Top 20 Markets

	Number of Total	Percentage of Total	Occupancy
Markets (a)	Homesites	Homesites	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Dallas — Ft. Worth, TX	7,181	12.5%	80.2%	80.4%	81.4%	84.2%	82.7%	79.8%
Atlanta, GA	4,967	8.7%	89.2%	89.1%	89.1%	90.0%	89.2%	86.7%
Salt Lake City, UT	3,796	6.6%	93.4%	92.6%	92.2%	93.1%	92.1%	91.1%
Front Range of CO	3,290	5.7%	83.8%	84.0%	84.9%	88.2%	89.1%	87.0%
Kansas City — Lawrence — Topeka, MO — KS	2,424	4.2%	87.4%	87.2%	87.6%	89.6%	89.6%	88.1%
Jacksonville, FL	2,259	3.9%	90.2%	90.7%	89.5%	89.7%	88.2%	86.9%
Wichita, KS	2,162	3.8%	61.9%	64.6%	64.8%	67.5%	66.7%	62.7%
St. Louis, MO — IL	1,914	3.3%	79.5%	79.1%	80.3%	80.9%	81.0%	78.7%
Oklahoma City, OK	1,891	3.3%	78.2%	80.1%	78.4%	80.5%	78.5%	77.1%
Orlando, FL	1,858	3.2%	92.9%	92.4%	91.1%	91.0%	89.2%	87.9%
Greensboro — Winston Salem, NC	1,396	2.4%	66.0%	67.0%	68.5%	69.8%	69.5%	68.2%
Davenport — Moline — Rock Island, IA — IL	1,382	2.4%	86.5%	86.9%	87.0%	87.8%	86.8%	83.9%
Elkhart — Goshen, IN	1,209	2.1%	87.5%	88.5%	86.5%	86.8%	85.6%	82.1%
Charleston — North Charleston, SC	1,184	2.1%	81.5%	83.0%	84.1%	83.7%	81.8%	77.9%
Raleigh — Durham — Chapel Hill, NC	1,092	1.9%	91.5%	90.3%	90.7%	90.1%	85.7%	83.4%
Sioux City, IA — NE	994	1.7%	81.2%	79.6%	79.3%	80.5%	79.8%	78.5%
Syracuse, NY	939	1.6%	61.0%	61.3%	64.9%	67.5%	64.7%	54.2%
Des Moines, IA	859	1.5%	88.1%	88.0%	88.0%	88.5%	86.9%	86.5%
Flint, MI	838	1.5%	72.3%	72.9%	73.0%	73.4%	74.0%	72.4%
Pueblo, CO	752	1.3%	65.0%	67.0%	69.1%	70.5%	70.0%	71.0%
Subtotal — Top 20 Markets	42,387	73.7%	82.8%	83.0%	83.3%	84.8%	83.7%	81.3%

All Other Markets	14,972	26.3%	85.6%	85.4%	85.4%	86.5%	85.9%	84.8%

Total / Weighted Average	57,359	100.0%	83.5%	83.7%	83.8%	85.2%	84.3%	82.2%

	Total	Total	Rental Income Per Occupied Homesite Per Month (b)
Markets (a)	Homesites	Homesites	06/30/06	03/31/06	12/31/05	09/30/05	06/30/05	03/31/05
Dallas — Ft. Worth, TX	7,181	12.5%	$400	$384	$370	$347	$349	$353
Atlanta, GA	4,967	8.7%	389	387	371	353	349	345
Salt Lake City, UT	3,796	6.6%	368	364	351	348	348	348
Front Range of CO	3,290	5.7%	463	460	450	430	429	425
Kansas City — Lawrence — Topeka, MO — KS	2,424	4.2%	319	315	295	291	285	280
Jacksonville, FL	2,259	3.9%	374	371	363	350	349	348
Wichita, KS	2,162	3.8%	316	301	279	270	273	287
St. Louis, MO — IL	1,914	3.3%	323	312	306	296	290	287
Oklahoma City, OK	1,891	3.3%	327	317	298	281	289	295
Orlando, FL	1,858	3.2%	397	392	383	375	377	364
Greensboro — Winston Salem, NC	1,396	2.4%	303	296	277	273	270	259
Davenport — Moline — Rock Island, IA — IL	1,382	2.4%	303	295	277	267	265	265
Elkhart — Goshen, IN	1,209	2.1%	384	383	358	335	326	319
Charleston — North Charleston, SC	1,184	2.1%	309	307	276	267	251	241
Raleigh — Durham — Chapel Hill, NC	1,092	1.9%	394	385	365	348	340	344
Sioux City, IA — NE	994	1.7%	337	330	305	295	290	285
Syracuse, NY	939	1.6%	383	380	376	345	340	342
Des Moines, IA	859	1.5%	359	353	318	313	307	302
Flint, MI	838	1.5%	402	395	378	361	358	352
Pueblo, CO	752	1.3%	334	331	321	318	321	327

Subtotal — Top 20 Markets	42,387	73.7%	371	365	349	335	334	332

All Other Markets	14,972	26.3%	336	331	317	312	310	310

Total / Weighted Average	57,359	100.0%	$362	$355	$342	$333	$327	$326

(a)              Markets are defined by our management.

(b)              Rental Income is defined as homeowner rental income, home rental income, and other rental income reduced by move-in bonuses and rent concessions.

Asset Highlights

Capital Expenditure Summary

	Three Months Ended
($ in thousands)	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Recurring capital expenditures (a)	$562	$378	$987	$2,778	$2,905	$3,352

Recurring capital expenditures per average site per annum	39	26	69	194	201	231

Homesite upgrades (b)	242	453	2,327	3,659	2,959	2,436

Expansion, development, renovation and improvements (c)	166	355	1,944	2,805	4,046	6,226

Other capital expenditures (d)	—	—	—	—	191	215
Total capital improvements	$970	$1,186	$5,258	$9,242	$10,101	$12,229

Recurring capital expenditures including discontinued operations (a)	$562	$378	$987	$2,778	$3,111	$3,835

Manufactured Home Data

	Three Months Ended
($ in thousands)	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Home purchase data
Number of manufactured homes purchased	262	167	618	1,430	1,308	982

Home sales data
New homes sold	12	11	49	114	186	38
Used homes sold	118	121	189	469	716	701
Total homes sales	130	132	238	583	902	739

Average homes sale price	$23,023	$20,364	$19,887	$18,431	$18,175	$10,101

	06/30/06	03/31/06	12/31/05	9/30/05	06/30/05	03/31/05
Home Inventory Data
Home inventory	9,440	9,308	9,273	8,893	8,046	7,640

Gross asset value including setup costs ($000’s)	$262,850	$261,552	$261,164	$250,797	$222,222	$192,496
Gross asset value per home	$27,844	$28,100	$28,164	$28,202	$27,619	$25,196

Current asset value including setup costs ($000’s)	$212,798	$217,923	$224,087	$221,304	$195,883	$166,896
Current asset value per home	$22,542	$23,412	$24,166	$24,885	$24,345	$21,845

Dispositions

Transaction	Quarter	Market	Number of Communities	Number of Homesites	Net Assets Held for Sale	Gain (Loss) on Sale	Impairment Loss
Discontinued	3rd Quarter 2005	Various	79	13,393	$139,517	$—	$(34,794)
Recontinued	4th Quarter 2005	Various	(41)	(8,067)	(67,239)	—	24,540
			38	5,326	72,278	$—	$(10,254)
Closed	1st Quarter 2006	Various	(27)	(2,860)	(34,497)	10,296	—
Closed	2nd Quarter 2006	Various	(9)	(1,811)	(37,881)	15,613	—
Discontinued	2nd Quarter 2006	Various	2	334	8,193	—	—
			4	989	$8,093	$25,909	$(10,254)

(a)              Includes capital expenditures necessary to maintain asset quality, including purchasing and replacing assets used to operate the community.  These capital expenditures include repairs of roads, driveways, pools, renovation of clubhouses and replacement or installation of street lights, playground equipment, signage, maintenance facilities, manager housing and property vehicles.  These capital expenditures do not include water meters, sheds, homes or community acquisitions.  Our minimum capitalizable amount of a project is $500.

(b)              Includes capital expenditures that improve homesites for placement of a new home typically when an existing older home moves out and the site is prepared for a new home.  Many of these activities are governed by manufacturers’ installation requirements and state building codes and include grading, electrical, concrete, landscaping, drainage and water/sewer lines.  We estimate that the new home will be in the community for an average of at least 20 years although we depreciate these costs over 10 years.

(c)              These are the costs to develop, expand, renovate and improve communities following acquisition.  They include costs for engineering, driveways, paving, utilities, and amenities.

(d)              These costs include capitalized interest and wages.

Debt Analysis
As of June 30, 2006

($ in thousands)	Debt Amount	% of Total Debt	Interest Rate	Maturity Date
Fixed Rate Debt
Senior fixed rate mortgage due 2009	$87,237	8.2%	5.05%	2009
Senior fixed rate mortgage due 2012	279,761	26.3%	7.35%	2012
Senior fixed rate mortgage due 2014	194,169	18.3%	5.53%	2014
Senior exchangeable notes due 2025	96,600	9.1%	7.50%	2025
Various individual fixed rate mortgages	135,829	12.8%	7.23%	2006-2031
DAM preferred partnership units due 2006	2,499	0.2%	7.00%	2006
Other loans due 2012	1,230	0.1%	6.97%	2012
Total fixed rate debt	797,325	75.0%	6.65%

Variable Rate Debt (a)
Senior variable rate mortgage due 2007	116,757	11.0%	8.33%	2007
Revolving credit mortgage facility due 2006	58,764	5.5%	8.08%	2006
Trust preferred securities due 2035	25,780	2.4%	8.73%	2035
Consumer finance chattel facility due 2008	19,345	1.8%	8.33%	2008
Lease receivables facility due 2008	41,300	3.9%	9.46%	2008
Floorplan lines of credit due 2007	4,513	0.4%	9.00%	2007
Total variable rate debt	266,459	25.0%	8.50%

Total debt	$1,063,784	100.0%	7.12%

% Fixed / Variable
Fixed	$797,325	75.0%	6.65%
Variable	266,459	25.0%	8.50%
Total debt	$1,063,784	100.0%	7.12%

	2006	2007	2008	2009	2010	Thereafter
Maturity Schedule
Senior fixed rate mortgages	$3,718	$7,902	$8,314	$90,869	$7,836	$442,529
Various individual fixed rate mortgages (b)	6,250	2,114	45,785	12,144	5,242	64,295
Senior variable rate mortgage (c)	—	116,757	—	—	—	—
Senior exchangeable notes due 2025	—	—	—	—	—	96,600
Floorplan lines of credit	—	4,513	—	—	—	—
Trust preferred securities due 2035	—	—	—	—	—	25,780
Consumer finance chattel facility	—	—	19,345	—	—	—
Lease receivables facility	—	—	41,300	—	—	—
Revolving credit mortgage facility	58,764	—	—	—	—	—
Other debt	2,551	109	117	126	135	689
Total debt maturities	$71,283	$131,395	$114,861	$103,139	$13,213	$629,893

(a)             In February 2004, we purchased interest rate caps covering our senior variable rate mortgage.

(b)            Includes debt premium of $5,026 related to indebtedness assumed in HTA and DAM acquisitions as of June 30, 2006.

(c)             At our option, and subject to certain conditions, we may extend the senior variable rate mortgage due 2006 for three additional twelve-month periods.

Investor Inquiries

Common stock symbol:	ARC
Preferred stock symbol:	ARC-PA

Exchange Traded:	NYSE

	Q2 2006	Q1 2006	Q4 2005	Q3 2005	Q2 2005	Q1 2005
Common Stock Dividend Information
Declaration date	N/A	N/A	N/A	N/A	5/23/2005	3/16/2005
Record date	N/A	N/A	N/A	N/A	6/30/2005	3/31/2005
Payment date	N/A	N/A	N/A	N/A	7/15/2005	4/15/2005
Distributions per share	N/A	N/A	N/A	N/A	$0.1875	$0.3125

Preferred Stock Dividend Information
Declaration date	6/8/2006	3/2/2006	12/14/2005	9/21/2005	5/23/2005	3/16/2005
Record date	7/14/2006	4/14/2006	1/13/2006	10/15/2005	7/15/2005	4/15/2005
Payment date	7/28/2006	4/28/2006	1/30/2006	10/30/2005	7/29/2005	4/29/2005
Distributions per share	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156	$0.5156

Inquiries:

Affordable Residential Communities welcomes any questions or comments from our investors, prospective investors, analysts, investment managers or media professionals.  Please direct all inquiries to one of the following contact points:

At our website:	www.aboutarc.com
By phone:	(866) 847-8931
By fax:	(303) 294-0121
By e-mail:	investor.relations@aboutarc.com
By mail:	Affordable Residential Communities, Inc.
Investor Relations Department
7887 East Belleview Avenue
Suite 200
Englewood, CO 80111